UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2004

GE LIFE AND ANNUITY

ASSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Virginia	333-69620	54-0283385
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

6610 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 281-6000

N/A

(Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond management’s control. Actual results may differ materially from these expectations due to potential downturns and volatility in equity markets, potential deviations from our assumptions regarding the future persistency of our contracts and other changes in global political, economic, business, competitive, market and regulatory factors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, General Electric Company (“GE”) has announced its intention to pursue an initial public offering (“IPO”) of a new company named Genworth Financial, Inc. (“Genworth”) that will comprise most of its life and mortgage insurance operations, including GE Life and Annuity Assurance Company (the “Company”, “we”, “us” or “our”). GE Financial Assurance Holdings, Inc. (the holding company for GE’s principal U.S. life and mortgage insurance operations) will transfer substantially all of its businesses to Genworth, including the Company. In addition, GE will transfer its international mortgage insurance and European payment protection businesses to Genworth. GE will retain certain consumer marketing and financing operations, including GE Mortgage—Mexico and the Partnership Marketing Group, as well as U.K.-based GE Life. GE will also retain an interest in certain run-off blocks of U.S. insurance business. GE’s other principal insurance business, Employers Reinsurance Corporation, will not be part of the IPO.

GE will retain an interest in the run-off blocks of U.S. insurance business through reinsurance arrangements to be entered into prior to the completion of the IPO by certain life insurance subsidiaries that will be transferred to Genworth and Union Fidelity Life Insurance Company (“UFLIC”), an indirect subsidiary of GE that will not be transferred to Genworth. Included among these blocks are our structured settlement annuity and variable annuity (other than the GE Retirement Answer product) blocks of business.

On April 15, 2004, we entered into two reinsurance agreements with UFLIC (together, the “Reinsurance Agreements”) pursuant to which we ceded, effective as of January 1, 2004, liabilities under our structured settlement contracts, which had reserves of $0.3 billion, and our variable annuity contracts (other than the GE Retirement Answer product), which had general account reserves of $2.5 billion and separate account reserves of $7.7 billion. These contracts represent substantially all of the Company’s structured settlement and variable annuity contracts that were in force as of December 31, 2003.

In the aggregate, these blocks of business did not meet our target return thresholds, and although we remain liable under these contracts and policies as the ceding insurer, the Reinsurance Agreements will have the effect of transferring the financial results of the reinsured blocks to UFLIC. We are continuing new sales of variable annuity products, and we expect to achieve our targeted returns on these new sales. In addition, we will continue to service these blocks of business, which will preserve our operating scale and enable us to service and grow our new sales of variable products.

For each of these ceded blocks of business, we will pay UFLIC a reinsurance premium and UFLIC will pay us a ceding commission. With respect to the structured settlement block, the reinsurance premium will equal our statutory reserves with respect to the ceded business. With respect to the variable annuity business, the reinsurance premium will equal only those statutory reserves that are attributable to the general account portion of the variable annuity business. We will retain the assets that are attributable to the separate account portion of the variable annuity business and make any payments with respect to that separate account portion directly from these assets.

UFLIC paid a ceding commission for each block equal to the sum of the following (in each case excluding, where applicable, any related mark-to-market adjustments as required by Statement of Financial Accounting Standards No.115 – Accounting for Certain Investments in Debt and Equity Securities):

•	an amount equal to the excess of (1) our statutory general account reserves with respect to the ceded block as of the close of business on December 31, 2003 over (2) our U.S. GAAP general account reserves with respect to the ceded block of business as of such date;

•	an amount equal to our unamortized Present Value of Future Profits intangible asset balance with respect to the ceded block as of the close of business on December 31, 2003, determined in accordance with U.S. GAAP;

•	an amount equal to our unamortized deferred acquisition costs with respect to the ceded block as of the close of business on December 31, 2003, determined in accordance with U.S. GAAP; and

•	an amount equal to the excess of the U.S. GAAP book value of the assets transferred to UFLIC in payment of the initial reinsurance premium with respect to the ceded block over the statutory book value of those assets measured as of the close of business on December 31, 2003.

The ceding commission was netted against the initial reinsurance premium and we transferred to UFLIC invested assets (including accrued interest thereon) with a statutory book value equal to the amount by which the reinsurance premium exceeded the ceding commission, together with an amount equal to the cash flows on such invested assets between January 1, 2004 and the date of transfer of such assets.

The amount of the reinsurance premium, ceding commission and net consideration for each block was as follows:

As of December 31, 2003
($in millions)
Block	Reinsurance Premium	Ceding Commission	Net Consideration
Structured Settlement Contracts(a)	293	(20)	313
Variable Annuity Contracts	2,368	595	1,773

(a)	Includes amounts related to a block of structured settlement contracts originally issued by UFLIC and reinsured by the Company. On April 15, 2004, UFLIC and the Company entered into a Recapture Agreement related to this block, pursuant to which the parties terminated their original reinsurance agreement effective as of January 1, 2004 with UFLIC recapturing the business on the same economic terms as it would have reinsured the business under the Reinsurance Agreement.

Under the Reinsurance Agreements, we will continue to be responsible for the administration of these blocks of businesses, including paying claims and benefits in accordance with our current policy administration practices. To fund the payment of claims under the structured settlement business, UFLIC will establish and periodically fund a claims paying account from which we will be entitled to withdraw funds. To reimburse us for claims under the variable annuity business, UFLIC will establish a settlement account by which we and UFLIC will settle contractholder amounts due each other on a daily basis. UFLIC will pay us an expense allowance once every month to reimburse us for our expenses in administering this business. The expense allowance will be a specified amount per policy that will be subject to subsequent adjustments in accordance with methodologies and procedures agreed to by us and UFLIC. UFLIC will be entitled to assume responsibility for administration of the structured settlement and variable annuities blocks, as described below, if (1) a voluntary or involuntary conservation, rehabilitation or liquidation proceeding is commenced in any jurisdiction by or against us, (2) there is a material breach by us that is not cured or (3) we are unable to perform the administration for a prescribed period of time. In addition, 15 years after the effective date of the Reinsurance Agreements, UFLIC will be entitled to assume administration of this business at its own expense. In these cases, the expense allowances described above payable to us will terminate.

To secure the payment of its obligations to us under the Reinsurance Agreements, UFLIC has agreed to establish a trust account and to maintain in the trust account an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributable to the reinsured business less an amount equal to the amounts required to be held in the claims paying accounts described above. A trustee will administer the trust account solely for our benefit. We will be permitted to withdraw from the trust accounts any amount due to us pursuant to the terms of the applicable Reinsurance Agreement and not otherwise paid by UFLIC. Quarterly, UFLIC will be required to contribute assets to the trust account if the statutory book value of the assets held in the trust account is less than the statutory general account reserves attributable to the reinsured business (less amounts in the claims paying accounts) or we will be required to withdraw from the trust account and pay to UFLIC any amounts held in the trust account that exceed the statutory general account reserves attributable to the reinsured business (less amounts in the claims paying accounts). UFLIC will not be permitted to directly withdraw or substitute assets in the trust without our prior written consent. There are limits on the types of assets UFLIC will be permitted to place in the trust account. All interest, dividends and other income earned on the assets in the trust account will be the property of UFLIC and will be deposited in a bank account maintained by UFLIC outside of the trust.

In connection with the Reinsurance Agreements, UFLIC entered into a Capital Maintenance Agreement with General Electric Capital Corporation (“GE Capital”). Pursuant to the Capital Maintenance Agreement, GE Capital has agreed to maintain sufficient capital in UFLIC to maintain UFLIC’s risk-based capital at not less than 150% of its company action level, as defined from time to time by the National Association of Insurance Commissioners. GE Capital may not assign or amend the Capital Maintenance Agreement without our consent, the consent of our affiliates who entered into concurrent reinsurance agreements with UFLIC (together with us, the “Ceding Companies”) and each of our and their domestic insurance regulators (which consent, in the case of the Ceding Companies, may not be unreasonably withheld). The Capital Maintenance Agreement terminates at such time as UFLIC’s obligations to the Ceding Companies under the reinsurance agreements terminate, or on such other date as may be agreed by UFLIC and GE Capital with the consent of the domestic insurance regulators and the Ceding Companies.

Concurrently, with the consummation of the Reinsurance Agreements, we paid a dividend to our shareholders consisting of cash and securities. A portion of this dividend, together with amounts paid by certain of our affiliates, was used by GE Financial Assurance Holdings, Inc. to make a capital contribution to UFLIC. The aggregate value of the dividend, using the fair market value of the securities as of our 2004 first quarter close, was $420 million. We are currently in the process of determining the fair market of the securities as of the dividend payment date and will disclose this information in a subsequent report.

UFLIC and each of the Ceding Companies have agreed that, if the IPO does not close on or prior to a specified date, UFLIC and each of the Ceding Companies will be permitted to rescind the reinsurance agreements to which they are parties, in which event all reinsurance agreements between UFLIC and the Ceding Companies will be immediately and automatically rescinded, and the parties to the reinsurance agreements will be mutually discharged and released with respect to their obligations thereunder. If all of the reinsurance agreements are so rescinded, all dividends and other amounts paid in connection with the reinsurance transactions will be returned to the respective paying parties to place those parties in the same position they would have been in if the reinsurance transactions had not occurred. In addition, if all of the reinsurance agreements are so rescinded, the other agreements relating to the reinsurance transactions (including the Capital Maintenance Agreement) will automatically and immediately be rescinded.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(B) PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma information set forth below reflects the historical consolidated financial information, as adjusted to give effect to the Reinsurance Agreements as if each had occurred as of December 31, 2003, in the case of financial position information, and January 1, 2003, in the case of earnings information. The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The unaudited pro forma consolidated financial information should be read in conjunction with the consolidated financial statements and footnotes thereto included in our Form 10-K for the year ended December 31, 2003. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the Reinsurance Agreements occurred on the dates indicated. The unaudited pro forma information also should not be considered representative of our future financial condition or results of operations.

GE LIFE AND ANNUITY ASSURANCE COMPANY

Pro Forma Consolidated Balance Sheet

As of December 31, 2003

(Dollar amounts in millions)

(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
Assets
Investments:
Fixed maturities available-for-sale, at fair value	$9,640.7		$(2,023.5	)(a)	$7,237.3
			(379.9	)(b)
Equity securities available-for-sale, at fair value
Common stock	24.7				24.7
Preferred stock, non-redeemable	1.3				1.3
Mortgage loans	1,262.3		(78.9	)(a)	1,164.9
			(18.5	)(b)
Policy loans	138.5				138.5
Short-term investments	99.6				99.6
Other invested assets	162.1				162.1

Total investments	11,329.2		(2,500.8)		8,828.4
Cash and cash equivalents	12.4		(12.4	)(b)
Accrued investment income	127.8		(22.0	)(a)	99.3
			(6.5	)(b)
Deferred acquisition costs	897.0		(734.1	)(a)	162.9
Goodwill	117.3				117.3
Intangible assets	144.6		(23.7	)(a)	120.9
Reinsurance recoverable	160.7		2,840.4	(a)	3,001.1
Other assets	38.7		1.9	(a)	40.6
Deferred income tax asset			44.9	(a)	45.3
			0.4	(b)
Separate account assets	8,034.9				8,034.9

Total assets	$20,862.6		$(411.9)		$20,450.7

Liabilities and Shareholders’ Interest
Liabilities:
Future annuity and contract benefits	$10,241.2	$			$10,241.2
Liability for policy and contract claims	42.6				42.6
Other policyholder liabilities	147.8				147.8
Other liabilities	399.4		41.4	(a)	440.8
Deferred income tax liability	174.7		(174.7	)(a)
Separate account liabilities	8,034.9				8,034.9

Total liabilities	19,040.6		(133.3)		18,907.3

Shareholders’ interest:
Net unrealized investment gains	87.7		(24.2	)(a)	64.3
			0.8	(b)
Derivatives qualifying as hedges	0.4				0.4

Accumulated non-owner changes in shareholders’ interest	88.1		(23.4)		64.7
Preferred stock, Series A ($1,000 par value, $1,000 redemption and liquidation value, 200,000 shares authorized, 120,000 shares issued and outstanding)	120.0				120.0
Common stock ($1,000 par value, 50,000 shares authorized, 25,651 shares issued and outstanding)	25.6				25.6
Additional Paid-in capital	1,060.6				1,060.6
Retained earnings	527.7		166.0	(a)	272.5
			(421.2	)(b)

Total shareholders’ interest	1,822.0		(278.6)		1,543.4

Total liabilities and shareholders’interest	$20,862.6		$(411.9)		$20,450.7

GE LIFE AND ANNUITY ASSURANCE COMPANY

Pro Forma Consolidated Statement of Income

Year Ended December 31, 2003

(Dollar amounts in millions)

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Net investment income	$538.0	$(56.3	) (a)	$460.2
		(21.5	) (b)
Net realized investment gains	3.9			3.9
Premiums	104.0			104.0
Cost of insurance	153.1	(1.0	) (a)	152.1
Variable product fees	106.3	(104.2	) (a)	2.1
Other income	35.5	(19.3	) (a)	16.2

Total revenues	940.8	(202.3)		738.5

Benefits and expenses:
Interest credited	410.6	(74.0	) (a)	336.6
Benefits and other changes in policy reserves	245.7	(21.7	) (a)	224.0
Underwriting, acquisition, and insurance expenses, net of deferrals deferrals	149.0	(43.0	) (a)	106.0
Amortization of deferred acquisition costs and intangibles	118.9	(71.4	) (a)	47.5

Total benefits and expenses	924.2	(210.1)		714.1

Income before income taxes	16.6	7.8		24.4
Provision for income taxes	(3.1)	(10.2	) (a)	(0.4)
		7.5	(b)

Net income	$19.7	$5.1		$24.8

Notes to unaudited pro forma financial information

(a) Reflects adjustments to record the effects of the Reinsurance Agreements the Company entered into with UFLIC. Under the Reinsurance Agreements, the Company ceded to UFLIC, effective as of January 1, 2004, all of the Company’s in-force structured settlement contracts and all of its in-force variable annuity contracts other than the GE Retirement Answer product. The unaudited pro forma information gives effect to the reinsurance transactions as if each had occurred as of January 1, 2003, in the case of earnings information, and December 31, 2003, in the case of financial position information. Accordingly, the Company’s unaudited pro forma earnings information excludes the effects of all reinsured contracts that were issued before January 1, 2003. The Company will continue to sell variable annuities and may sell structured settlements after execution of the Reinsurance Agreements for the Company’s own account, subject to third-party reinsurance transactions in the ordinary course of business. As a result, the Company’s unaudited pro forma consolidated statement of income reflects premiums and fees from these products issued after January 1, 2003, even though these variable annuities and structured settlements are included in the blocks of policies reinsured with UFLIC.

In connection with the Reinsurance Agreements, the Company recorded a reinsurance recoverable asset of $2,840 million, including $2,528 million related to variable annuity contracts and $312 million related to structured settlement contracts.

The Company transferred to UFLIC, as net consideration under the Reinsurance Agreements, certain investment assets and, consequently, the Company will not earn investment income on the investment assets transferred. The pro forma adjustments have been determined based on a proportional allocation of investment assets and investment income from the investment assets historically identified as supporting the blocks of business reinsured. Under our existing investment management strategies, multiple product lines with similar characteristics can be supported by a single portfolio of investment securities, known as “multiple product portfolios”. Where the reinsurance transactions with UFLIC relate to products supported by multiple product portfolios, the pro forma assets, net investment income and net realized investment gains (losses) attributable to the reinsured liabilities were determined using an allocation approach, applying the ratio of reinsured liabilities to the total liabilities supported by the multiple product portfolio to the portfolio’s total assets, net investment income and net realized investment gains (losses), respectively. The actual investment assets transferred will be recorded on an assets-by-asset basis. Under the Reinsurance Agreements, the Company will receive an expense allowance to reimburse the Company for costs incurred to service the reinsured blocks.

Actual costs and expense allowance amounts will be determined by expense studies to be conducted periodically. The unaudited pro forma adjustments have been prepared assuming that actual costs incurred during the pro forma periods as determined under its historical cost structure and allocation methods, were reimbursed by an expense allowance. There is no pro forma adjustment to goodwill as the reinsurance transactions do not constitute the disposition of a business; however, as the transactions represent a significant portion of our operations, we are required to test goodwill for impairment in the quarter in which the transactions occur. We are currently in the process of testing goodwill for impairment and a charge, if any, would be recorded in the three months ended June 30, 2004.

The Reinsurance Agreements are accounted for at book value. The Company will report the reinsurance transactions on the Company’s tax returns at fair value as determined for tax purposes, giving rise to a net reduction in current and deferred income tax liabilities. The differences between the book value of assets and liabilities transferred and the ceding commission received, and their respective income tax effects, are recorded as a net capital contribution from the Company’s shareholders. The actual income tax effects will vary depending upon, among other factors, the fair value of the investment assets at the time of the reinsurance transaction.

(b) Concurrently with the reinsurance transactions described in note (a), we paid a dividend of consisting of cash and securities to our shareholders. The aggregate value of the dividend, using the fair market value of the securities as of our 2004 first quarter close, was $420 million. We have reflected this in our unaudited pro forma financial position information as a distribution to our shareholders and as a decrease in fixed maturities, mortgage loans, accrued investment income and cash. The actual investment assets that were paid as a dividend to our shareholders were selected on an asset-by-asset basis and the pro forma financial position adjustments have been determined based upon the actual assets that will be transferred. Because a significant portion of the assets to be transferred were not owned for the entire period, the pro forma adjustments to reduce net investment income and investment gains related to the transferred assets were based upon a proportional allocation of investment income from the investment assets historically identified as representing surplus. The unaudited pro forma information does not represent the results the Company would have achieved had the Reinsurance Agreements been consummated at the beginning of the period presented, and the information presented may not be a reliable indicator of the Company’s future results.

(C) EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K:

Number	Description
2.1	Coinsurance Agreement, dated as of April 15, 2004, by and between GE Life and Annuity Assurance Company and Union Fidelity Life Insurance Company
2.2	Reinsurance Agreement, dated as of April 15, 2004, by and between GE Life and Annuity Assurance Company and Union Fidelity Life Insurance Company
2.3	Capital Maintenance Agreement, dated as of January 1, 2004, by and between Union Fidelity Life Insurance Company and General Electric Capital Corporation
2.4	Trust Agreement dated as of April 15, 2004, among Union Fidelity Life Insurance Company, GE Life and Annuity Assurance Company and The Bank of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE LIFE AND ANNUITY ASSURANCE COMPANY

By: /s/ Kelly L. Groh

Kelly L. Groh Chief Financial Officer (Principal Financial Officer)

Date: April 30, 2004

EXHIBIT INDEX

Number	Description

2.1	Coinsurance Agreement, dated as of April 15, 2004, by and between GE Life and Annuity Assurance Company and Union Fidelity Life Insurance Company

2.2	Reinsurance Agreement, dated as of April 15, 2004, by and between GE Life and Annuity Assurance Company and Union Fidelity Life Insurance Company

2.3	Capital Maintenance Agreement, dated as of January 1, 2004, by and between Union Fidelity Life Insurance Company and General Electric Capital Corporation

2.4	Trust Agreement dated as of April 15, 2004, among Union Fidelity Life Insurance Company, GE Life and Annuity Assurance Company and The Bank of New York